EXHIBIT 99.2

COWLITZ BANK 2007 STOCK APPRECIATION RIGHTS PLAN NOTICE OF AWARD AND AGREEMENT

Please print your full name:

Please print your Social Security number:

This Agreement is entered into between Cowlitz Bancorporation (the “Bank”) and the Participant, pursuant to the Cowlitz Bank 2007 Stock Appreciation Rights Plan (the “Plan”).

I. Provisions of Plan

Participant, by his or her signature below, hereby acknowledges (a) receipt of a copy of the Plan document, (b) having read and understood the provisions of the Plan respecting the entitlement to and calculation of benefits, and (c) that the Plan may be amended or terminated by the Board of Directors at any time in accordance with its terms. All of the terms and conditions of the Plan are contained in the Plan document; capitalized terms used herein shall have the meaning so defined in the Plan document. In the event of any conflict between this Agreement and the Plan, the provisions of the Plan shall be controlling.

II. Award, Valuation, Vesting and Conversion of Rights

     A. Award. Pursuant to this Notice of Award, Bank has awarded Participant ________Stock Appreciation Rights under the Plan. Participant agrees to the terms of the Plan governing the vesting, conversion and distribution of the Award and understands that the elections made in this Agreement will be effective for the Stock Appreciation Rights awarded and, unless a subsequent election is made at the time of, and with respect to, future Awards, shall also apply to any other Awards under the Plan. The elections are irrevocable, except as specifically set forth in the Plan.

     B. Value. The base value of each Stock Appreciation Right awarded under this Notice of Award, for purposes of section 4.2 of the Plan, represents the Fair Market Value of one share of the Bank’s Stock at the closing price as of the date this Award is approved by the Board or the Committee.

     C. Vesting. This Award shall vest in accordance with the Vesting provisions of Plan Section 4.4 [The following can be added where applicable:]; provided, however, that the following special vesting provisions are included in the Award to comply with the [Offer Letter to/Employment Agreement with] Participant: [Insert special vesting here.]

     D. Conversion. Participant understands that, under the Plan, he or she may convert all or any part of the vested portion of an Award to a deemed investment account at any time, and Participant has the right to receive a distribution of his or her Plan benefit only at the times set forth in the Plan and elected in Section III. The amount credited to the deemed investment account upon conversion is determined by subtracting the base value determined in Section II.B from the Fair Market Value of the Stock on the day of conversion. Participant understands that he or she can request conversion only by notifying the Bank at the address of its corporate offices.

III. Timing and Form of Distribution

Participant understands that the distribution of his or her Account under the Plan shall be paid in cash at the time and in the form set forth in the Plan, unless the Participant indicates a different time and/or form of payment in the following tables:

A. Time of Payment—Select One

     Scheduled Distribution Date:________________________ (specify date)
     Participant’s Termination Date

B. Form of Payment—Select One

    Single lump sum
   Approximately equal installments over 5 years
   Approximately equal installments over 10 years
   Approximately equal installments over 15 years
   Approximately equal installments over 20 years

Participant also understands that the timing and form of such distribution may be changed only at the time and in the manner provided under the Plan.

IV. Designation of Beneficiary

Participant also understands that, if he or she dies before the entire Plan Account has been distributed, the cash equivalent value of the Plan account will be distributed as provided in a properly filed beneficiary designation in the form attached hereto as Exhibit A and in accordance with the terms of the Plan. If no beneficiary is named, the Award (and associated account) will be paid as provided in the Plan. Changes to my beneficiary designation can only be made by contacting the Bank at its corporate office.

V. Award of Rights

Pursuant to proper authority, effective as dated below, the Bank hereby awards the Stock Appreciation Rights described herein.

Dated as of:	COWLITZ BANCORPORATION
January __, 2007	By:_____________________________
Its:_____________________________

VI. Acceptance of Benefits

I hereby agree on behalf of myself and my Beneficiaries to accept these Plan benefits and to be bound by the Plan’s terms and conditions. I understand that the Plan is an unfunded, unsecured obligation of the Bank.

Dated as of:		Signature:
_____________,	2007	________________

		Printed Name:
		________________

Please mail this form to: [Address]

     BENEFICIARY DESIGNATION FORM
EXHIBIT A TO 2007 COWLITZ BANCORPORATION
STOCK APPRECIATION RIGHTS PLAN

I, _____________________, designate the following as Beneficiary(ies) under the Plan:

Name of Primary Beneficiary(ies)                                             Percentage

Name of Contingent Beneficiary(ies)                                      Percentage

Instructions:

  Please PRINT CLEARLY or TYPE the names of the beneficiaries.
  If you are married, you can name a non-spouse beneficiary only with the signed consent of your spouse in the space provided below.
  Be aware that none of the contingent beneficiaries will receive anything unless ALL of the primary beneficiaries predecease you.

I understand that I may change these beneficiary designations by delivering a new written designation to the Committee, which shall be effective only upon receipt and acknowledgment by the Committee prior to my death. I further understand that the designations will be automatically revoked if the Beneficiary predeceases me, or if I have named my spouse as Beneficiary and our marriage is subsequently dissolved.

Name:_______________________________
Signature:_______________________________	Date:_______

SPOUSAL CONSENT (Required if someone other than Spouse named Beneficiary):

I consent to the beneficiary designation above, and acknowledge that if I am named Beneficiary and our marriage is subsequently dissolved, the designation will be automatically revoked.

Spouse Name:_______________________________
Signature:_______________________________Date:_______

Received by the Plan Administrator this ________ day of___________________, 2___

By:     ________________________________

Title:  ________________________________